Exhibit 10.42
SECURITY AGREEMENT
This is a Security Agreement (the “Security Agreement”) between Steel Vault Corporation, a Delaware corporation (“Debtor”) and Blue Moon Energy Partners LLC, a Florida limited liability company (the “Secured Party”), and is dated as of March 20, 2009.
BACKGROUND
Debtor and Secured Party are parties to a Secured Convertible Promissory Note in the aggregate principal amount of $190,000.00 (the “Note”). This Security Agreement secures the Note.
Accordingly, in consideration of the mutual covenants and agreements set forth below, the parties agree as follows:
TERMS
1. Grant of Security Interest. For good and valuable consideration received, the sufficiency of which is hereby acknowledged and agreed, in order to secure payment of (collectively, the “Liabilities”): (a) the Note; (b) all costs and expenses, including attorneys’ fees, incurred in collecting amounts due under the Note following an Event of Default; (c) all costs and expenses, including attorney’s fees, incurred in connection with realizing upon the value of the security provided by this Security Agreement following an Event of Default; and (d) all other liabilities and obligations of the Debtor to Secured Party, however and whenever incurred or evidenced, whether primary, secondary, direct, indirect, absolute, contingent, sole, joint, or several, arising prior to the date of this Security Agreement or in connection herewith, or which may be hereafter contracted or acquired, or incurred directly or indirectly in respect thereof, and all extensions or renewals thereof; Debtor grants to the Secured Party a lien and security interest in all of Debtor’s Assets (defined below), including without limitation, the Acquired Assets and the accounts receivable arising out of the Acquired Assets (collectively, the “Collateral”). This security interest shall also attach to all replacements and proceeds of the Collateral. “Assets” means: all accounts receivable, chattel paper, instruments, documents, inventory, equipment, general intangibles, intellectual property, investment property, and all other tangible and intangible property of Debtor, whether now owned or existing or hereafter acquired or arising, wherever located, and all cash and non-cash proceeds and products thereof.
2. Delivery of the Security. To perfect the security interest granted above, the Debtor shall deliver to the Secured Party an adequate number of executed Form UCC-1s in a form and content appropriate for filing in all relevant jurisdictions and reasonably acceptable to the Secured Party.

3. Assurances; Covenants. Debtor hereby agrees that:
a. The Debtor covenants to the Secured Party that except for the security interest granted to the Secured Party by this Security Agreement: (i) the Collateral is and will be free of all liens and security interests of every kind and nature, except as may have been the result of actions of the Secured Party; (ii) the Debtor will not assign, transfer, sell, convey, hypothecate, pledge, or in any other way dispose of or encumber the Collateral while this Security Agreement is in effect; and (iii) the Debtor will warrant and defend the Collateral and the Secured Party’s security interest against the claims and demands of all persons.
b. Debtor will not, without the prior written consent of Secured Party, borrow from anyone on the security of the Collateral, or otherwise permit any liens, encumbrances, security interests, or adverse claims against the Collateral, and will not permit the Collateral to be levied upon under any legal process.
c. Debtor will not, without the prior written consent of Secured Party, sell, transfer, assign, deliver, trade, lease, license, grant any other security interest in, rent, secrete, or otherwise dispose of all or any part of the Collateral (other than accounts and inventory, which may be sold only in the ordinary course of business), or permit anything to be done that may impair the value of the Collateral.
d. Debtor authorizes Secured Party to file financing statements, including amendments or continuations thereof, describing the Collateral, and from time to time at the request of Secured Party, will execute such other documents, and will do such other acts and things, all as Secured Party may reasonably request, to establish and maintain a valid perfected security interest in the Collateral (free of all other liens and claims whatsoever) and to enable Secured Party to enforce its rights and remedies hereunder with respect to the Collateral.
4. Representations and Warranties. Debtor represents and warrants to Secured Party as follows:
a. Debtor is a corporation duly organized, validly existing, and in good standing and active status under the laws of the state of Delaware;
b. Debtor has all requisite power to own and operate its properties and to carry on its business as now being conducted, and has all necessary rights to conduct its business;
c. Debtor has the power, authority, and legal right to execute and deliver this Security Agreement, and to perform its obligations hereunder, and has taken all action necessary to authorize the execution, delivery, and performance of this Security Agreement and to authorize the transactions contemplated hereby;
d. The execution, delivery, and performance by Debtor of this Security Agreement will not (i) contravene, conflict with, result in the breach of, or constitute a violation of or default under the organizational documents of Debtor, any applicable law, rule, regulation, judgment, order, writ, injunction, or decree of any court or governmental authority, or any agreement or instrument to which Debtor is a party or by which Debtor or its property may be bound or affected, or (ii) result in the creation of any lien, charge, or encumbrance upon any property or assets of Debtor pursuant to any of the foregoing, except the liens created by this Security Agreement;

e. This Security Agreement constitutes a legal, valid, and binding agreement enforceable against the Debtor and the Collateral in accordance with its terms and, without limiting the foregoing, this Security Agreement grants Secured Party a valid, perfected security interest in the Collateral; and
f. Debtor is the owner of the Collateral free and clear of all liens, encumbrances, security interests, and adverse claims whatsoever, except in respect of the security interest granted in this Security Agreement.
5. Default. Each of the following shall, after receipt by Debtor of written notice from Secured Party and after a cure period of five (5) business days with respect to Section 5(a) below, and thirty (30) days with respect to Sections 5(b) through 5(d) below, constitute an event of default under this Security Agreement (each, an “Event of Default”):
a. The occurrence of a default under the Note, or a breach of the assurances set forth in Section 3 of this Security Agreement, or any other Liability is not paid when due (and such nonpayment continues beyond the expiration of any applicable grace or cure period);
b. Any representation or warranty made by any Debtor under this Security Agreement or any report, certificate, financial statement, or other information provided by any Debtor to Secured Party in connection herewith is false or misleading in any material respect when made or deemed made; and
c. Any Debtor fails to fully and promptly perform when due any agreement or covenant under this Security Agreement or any related document (and such failure continues beyond the expiration of any applicable grace or cure period).
In the event that Debtor substantially cures such default within the applicable cure period, such default shall not constitute an Event of Default.
6. Remedies in the Event of a Default.
a. In an Event of Default under this Security Agreement, the Secured Party will have the right at any time and from time to time, without further notice or demand to any Debtor to exercise the rights and remedies upon default that are granted to a secured party under the Uniform Commercial Code and/or that are otherwise available to Secured Party under this Security Agreement, the Note, or otherwise available to secured creditors at law and/or in equity under applicable law, including without limitation:
(i) Enforce any Debtor’s rights against account debtors and notify any and all account debtors or other parties against which any Debtor has a claim under the Collateral that such Collateral has been assigned by Debtor and that Secured Party has a security interest therein and, if desired by Secured Party, that all payments should be made to Secured Party;
(ii) Receive and endorse the name of any Debtor upon any instruments of payment (including payments made under any policy of insurance) that may come into the possession of Secured Party;

(iii) Sell, assign, demand, sue for, collect, compromise, or settle payment of all or any part of the Collateral in the name of any Debtor or in its own name, or make any other disposition of the Collateral, or any part thereof, which disposition may be for cash, credit, or any combination thereof, or make exchanges, substitutions, surrenders, or discharges of any of the Collateral;
(iv) Purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, to set off the amount of such price against the Liabilities; and
(v) Do all things that Secured Party may reasonably deem necessary or advisable to accomplish the purposes of this Security Agreement;
granting to Secured Party, as the attorney-in-fact of Debtor, full power of substitution and full power to do any and all things necessary to be done in and about the premises as fully and effectually as any Debtor might or could do but for this appointment, and hereby ratifying all that said attorney-in-fact shall lawfully do or cause to be done by virtue of this Security Agreement. This power of attorney is coupled with an interest and shall be irrevocable until the Liabilities have been paid in full and all commitments to lend have been terminated.
b. Upon the occurrence of an Event of Default:
(i) Secured Party may direct the disposition of the Collateral and any other collateral for the Liabilities, in such order or manner as Secured Party may in its sole discretion determine;
(ii) Secured Party shall have the right to enter and remain upon the premises of Debtor, without any obligation to pay rent to any Debtor or others, or any other place or places where any of the Collateral is located or kept, and: (1) remove Collateral therefrom, in order to maintain, sell, collect, and liquidate the Collateral; or (2) use such premises, together with materials, supplies, books, and records of Debtor, to maintain possession of and the condition of the Collateral, and to prepare the Collateral for selling, liquidating, or collecting.
(iii) Secured Party may require Debtor, at Debtor’s expense, to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties.
c. The net proceeds realized by Secured Party upon a sale or other disposition of the Collateral, or any part thereof, after deduction of the expenses of retaking, holding, preparing for sale, selling or the like, and reasonable attorneys’ fees and other expenses incurred by Secured Party, shall, be applied to payment of (or held as a reserve against) the Liabilities, whether or not then due, and in such order of application as Secured Party may from time to time elect.

7. Termination. This Security Agreement and the security interest granted pursuant to this Security Agreement shall terminate when all the Liabilities have been paid in full. Upon such termination, the Secured Party will deliver all the appropriate executed Form UCC-3s to the Debtor necessary to terminate all effective financing statements in the Secured Party’s favor that are then on file or recorded with respect to the collateral described in this Security Agreement.
8. Right to Inspect. If Debtor is in default under this Security Agreement, the Debtor will permit representatives of the Secured Party to have full access to all premises, properties, books, records, tax records, or documents of or pertaining to the Collateral in order to enable the Secured Party to have access to the Collateral and the premises, properties, books, records, tax records and documents related thereto.
9. Assignment. Neither this Security Agreement nor any of the rights, interests, or obligations arising under this Security Agreement may be assigned by either party, without the prior written consent of the other party hereto. Subject to the foregoing, this Security Agreement shall be binding upon and inure to the benefit of Secured Party, its successors and assigns, and shall be binding upon Debtor and its heirs, legal representatives, successors, and assigns and shall bind all persons who become bound as a Debtor to this Security Agreement.
10. Binding Effect. This Security Agreement shall inure to the benefit of and be binding upon the Secured Party’s permitted successors and assigns, and shall inure to the benefit of and be binding upon Debtor’s permitted successors and assigns.
11. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. If any provision of this Security Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.
12. Titles. The titles and headings preceding the text of the sections of this Security Agreement have been inserted solely for convenience of reference and do not constitute a part of this Security Agreement or affect its meaning, interpretation, or effect.
13. Waiver. The failure of either party to insist in any one or more instances upon performance of any terms or conditions of this Security Agreement shall not be construed as a waiver of future performance of any such term, covenant, or condition, and the obligations of either party with respect to such term, covenant, or condition shall continue in full force and effect.
14. Entire Agreement. This Security Agreement contains the final, complete, and exclusive expression of the understanding of the Debtor and the Secured Party with respect to the transactions contemplated in this Security Agreement, and supersedes any prior or other contemporaneous agreement or representation by or between the parties related to the subject matter of this Security Agreement.
15. Amendment. This Security Agreement may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Debtor and the Secured Party, and any waiver by either party of any requirement pursuant to this Security Agreement shall be in writing.

16. Notices. All notices, requests, demands, claims and other communications under this Security Agreement will be in writing. Any notice, request, demand, claim or other communication under this Security Agreement shall be deemed duly given if it is sent: (a) by personal delivery, or (b) by commercial delivery or overnight courier service that requires a signature as evidence of delivery, and, in each case, addressed to the intended recipient as set forth below, or to any other or additional persons and addresses as the Parties may from time to time designate in a writing delivered in a writing in accordance with this Section 16:
If to the Secured Party:
Blue Moon Energy Partners LLC
1690 South Congress Drive, Suite 200
Delray Beach, Florida 33445
Attn: Scott R. Silverman
If to Debtor:
Steel Vault Corporation
1690 South Congress Drive, Suite 200
Delray Beach, Florida 33445
Attn: William J. Caragol
17. Governing Law. This Security Agreement shall be construed and enforced in accordance with the laws of Florida. In any litigation in connection with or to enforce this, or any other related documents, Debtor irrevocably consents to and confers personal jurisdiction on the courts of the State of Florida or the United States courts located within the State of Florida, expressly waives any objections as to venue in any of such courts, and agrees that service of process may be made on Debtor by mailing a copy of the summons and complaint by registered or certified mail, return receipt requested, to its most recent address provided in writing.
18. Relationship. This Security Agreement does not create or evidence a partnership or joint venture between Debtor and the Secured Party.
19. Interpretation. Neither this Security Agreement nor any uncertainty or ambiguity in this Security Agreement shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Security Agreement shall be considered the draftsman. The parties acknowledge and agree that this Security Agreement has been reviewed, negotiated, and accepted by all the parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties.

20. Time. Time shall be of the essence with respect to all of the provisions of this Security Agreement.
21. Counterparts. This Security Agreement may be executed (including by facsimile transmission) in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
22. Enforcement of Security Agreement. The parties agree that irreparable damage will occur if any of the provisions of this Security Agreement are not performed in accordance with its specific terms or are otherwise breached. It is therefore agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Security Agreement and to specifically enforce the terms and provisions of this Security Agreement in any court of the United States or any state having jurisdiction, in addition to any other remedy to which they are entitled.
23. Remedies Cumulative. The rights and remedies provided in this Security Agreement are cumulative and not exclusive of any rights or remedies provided by law, and the warranties, representations, covenants, and other provisions of this Security Agreement shall be cumulative.

IN WITNESS WHEREOF, the undersigned have executed this Security Agreement as of the date and year first above written.

STEEL VAULT CORPORATION
By:	/s/ William J. Caragol
William J. Caragol, Chief Executive Officer

BLUE MOON ENERGY PARTNERS, LLC
By:	/s/ Scott R. Silverman
Scott R. Silverman, Managing Partner